CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights" in the Prospectus and "Reports to Shareholders", "Independent Auditors" and "Financial Statements" in the Statement of Additional Information in Post-Effective Amendment Number 27 to the Registration Statement (Form N-1A No. 2-85229) of Neuberger & Berman Income Funds, and to the incorporation by reference of our reports dated December 4, 1998 on Neuberger Berman Government Money Fund, Neuberger Berman Cash Reserves, Neuberger Berman Limited Maturity Bond Fund, Neuberger Berman High Yield Bond Fund, Neuberger Berman Municipal Money Fund, and Neuberger Berman Municipal Securities Trust, six of the series comprising Neuberger Berman Income Funds, and on Neuberger Berman Government Money Portfolio, Neuberger Berman Cash Reserves Portfolio, Neuberger Berman Limited Maturity Bond Portfolio, Neuberger Berman High Yield Bond Portfolio, Neuberger Berman Municipal Money Portfolio, and Neuberger Berman Municipal Securities Portfolio, six of the series comprising Income Managers Trust, included in the 1998 Annual Report to Shareholders of Neuberger Berman Income Funds.




                                           /s/ ERNST & YOUNG LLP


Boston, Massachusetts
February 23, 1999